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                                                                   EXHIBIT 23.4

                         [COOPERS & LYBRAND LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-3 dated April 22, 1997 of our report dated February 21, 1997 on our audits of the financial statements of Redwood Trust, Inc. as of December 31, 1996 and 1995 and for the years ended December 31, 1996 and 1995 and for the period from August 19, 1994 to December 31, 1994. We also consent to the reference to our firm under the caption "Experts".

                                              /s/ Coopers & Lybrand L.L.P.

San Francisco, California
April 21, 1997